UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 17, 2024

Tejon Ranch Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-07183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 661-248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On March 20, 2024, Mr. Gregory S. Bielli, President and Chief Executive Officer (“CEO”) of Tejon Ranch Company (“Company”), announced his intent to retire on December 31, 2024, which retirement and other particulars were reported on a SEC Form 8K Current Report that was filed on March 25, 2024 (the “Initial Current Report”).

As previously disclosed, an ad hoc search committee of the Board is overseeing the search for Mr. Bielli’s successor and this search is ongoing. At the Board’s request, Mr. Bielli has extended his anticipated retirement date from December 31, 2024 to March 31, 2025 in order to provide continuity of leadership and to assist in the transition of a new President and CEO, once the search is completed. During this extension period, Mr. Bielli will continue to receive salary, plus a pro-rata portion of the target annual bonus he could have earned for the full year, and benefits. Mr. Bielli is not included in the 2025 executive compensation plan.

Due to the extension of Mr. Bielli’s retirement date, the Company and Mr. Bielli have amended the Consulting Agreement (the material terms of which were disclosed in the Initial Current Report), to modify the commencement and termination dates of this agreement to April 1, 2025 – March 31, 2026. No other provisions of the Consulting Agreement have changed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2024	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, Chief Operating Officer

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